EXHIBIT 4.2

LINCOLN GOLD CORPORATION
Suite 350, 885 Dunsmuir Street
Vancouver, British Columbia V6C 1N5
A NEVADA CORPORATION
(the “Company”)

SERIES B
COMMON STOCK PURCHASE WARRANT CERTIFICATE

[DATE OF ISSUE]
(the “Date of Issue”)

[Certificate Number]

Name of Holder:

Address of Holder:

Number of Shares:	[NUMBER OF WARRANTS] Shares

Exercise Price:	$1.35 per share.

Expiry Date:	The date that is four years from the Date of Issue, as set forth above

THIS WARRANT CERTIFIES THAT, for value received, the above named holder or its registered assigns (the “Holder”), shall have the right to purchase from the Company the above referenced number of fully paid and non-assessable shares (the “Shares”) of the Company’s common stock (the “Common Stock”) at an exercise price equal to the exercise price set forth above (the "Exercise Price"), subject to further adjustment as set forth in this Certificate, at any time from the date hereof until 5:00 P.M., Eastern time, on the expiry date set forth above (the “Expiry Date”), subject to the accelerated exercise provisions set forth herein. This Warrant is issued pursuant to the Subscription Agreement between the Company and Holder (the “Subscription Agreement”) pursuant to which the Holder purchased units consisting of one share of Common Stock and one a warrant to purchase one additional share of Common Stock. The exercise of this Warrant shall be subject to the provisions, limitations and restrictions contained herein.

1. Exercise.

1.1 Procedure for Exercise of Warrant if Registration Statement is Effective. In the event that a registration statement filed by the Company pursuant to the Securities Act of 1933 (the “1933 Act”) registering the Shares issuable upon exercise of the Warrants is in effect at the date of exercise, the Holder may exercise this Warrant by delivering the following to the principal office of the Company in accordance with Section 5.1 hereof: (a) a duly executed Notice of Exercise in substantially the form attached as Schedule A, (b) payment of the Exercise Price then in effect for each of the Shares being purchased, as designated in the Notice of Exercise, and (c) this Warrant. Payment of the Exercise Price may be in cash, certified or official bank check payable to the order of the Company, or wire transfer of funds to the Company’s account (or any combination of any of the foregoing) in the amount of the Exercise Price for each share being purchased.

1.2 Procedure for Exercise of Warrant if Registration Statement is Not Effective. In the event that a registration statement filed by the Company pursuant to the 1933 Act registering the Shares issuable upon exercise of the Warrants is in not effect at the date of exercise, this Warrant may not be exercised unless there is an available exemption for the issuance of the Shares to the Holder under the 1933 Act or the issuance of the Shares to the holder is not otherwise subject to the registration requirements of the 1933 Act. In this event, the Holder may exercise this Warrant by delivering the following to the principal office of the Company in accordance with Section 5.1 hereof: (a) a duly executed Notice of Exercise in substantially the form attached as Schedule C, if the Holder is a U.S. Person, as defined in Regulation S of the 1933 Act, or is exercising the Warrants in the United States, or in form attached as Schedule D, if the Holder is not a U.S. Person and is exercising the Warrants outside of the United States, (b) payment of the Exercise Price then in effect for each of the Shares being purchased, as designated in the Notice of Exercise, and (c) this Warrant. Payment of the Exercise Price may be in cash, certified or official bank check payable to the order of the Company, or wire transfer of funds to the Company’s account (or any combination of any of the foregoing) in the amount of the Exercise Price for each share being purchased. In each case, the Shares issuable upon the exercise of this Warrant in the absence of an effective registration statement will be “restricted securities” within the meaning of the 1933 Act and will be endorsed with the legend included in the Notice of Exercise. If the Holder is unable to make the certifications in either Schedule C or Schedule D, the Holder may alternatively deliver a legal opinion of counsel satisfactory to the Company stating that the issuance of the Shares upon exercise of the Warrants by the Holder will not be subject to the registration requirements of the 1933 Act.

1.3 Delivery of Certificate and New Warrant. The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within three (3) days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock to which the Holder shall be entitled on such exercise, together with any other stock or other securities and property (including cash, where applicable) to which the Holder is entitled upon such exercise; and, unless this Warrant has expired, a new Warrant representing the number of Shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder hereof within such time.

1.4 Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying to Holder an amount computed by multiplying the fractional interest by the current market price of a full Share.

1.5 Accelerated Exercise Period. Notwithstanding the date of the Expiry Date set forth above, if the closing price of the Company’s common stock is above $1.50 per share for twenty consecutive trading days at any time during the term of this Warrant, then the Expiry Date will be accelerated to the date that is thirty calendar days from the date that is the twentieth consecutive trading day above the price threshold (the “Accelerated Exercise Period”). In the event that the Holder does not exercise this Warrant within the Accelerated Exercise Period, then this Warrant will expire at 5:00 pm, Eastern Time, on the last date of the Accelerated Exercise Period.

2. Covenants of the Company.

2.1 Authorized Shares. The Company covenants and agrees that the Company will at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise in full of the rights represented by this Warrant.

2.2 Issuance of Shares. The Company covenants and agrees that all shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and non-assessable, and free from all transfer taxes, liens and charges with respect to the issue thereof.

3. Transfer and Replacement.

(a) Subject to compliance with any applicable securities laws and the conditions set forth herein, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Shares without having a new Warrant issued.

(b) The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

(c) If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company a Transfer Form, in the form attached hereto as Schedule B, and any other investment letter in form and substance reasonably acceptable to the Company in order to establish that the transfer is exempt from the registration requirements of the Securities Act, and (iii) that the transferee be an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act.

(d) The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

4. Adjustments of Exercise Price and/or Number of Shares.

4.1 Subdivision or Combination of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Shares or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Shares or other securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

4.2 Reorganization, Reclassification, Consolidation, Merger or Sale. If any recapitalization, reclassification or reorganization of the share capital of the Company, or any consolidation or merger of the Company with another Company, or the sale of all or substantially all of its shares and/or assets or other transaction (including, without limitation, a sale of substantially all of its assets followed by a liquidation) shall be effected in such a way that holders of Common Stock shall be entitled to receive shares, securities or other assets or property, then, as a condition of such recapitalizations, reclassifications, reorganizations, consolidations, mergers or sales, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares, securities or other assets or property as may be issued or payable with respect to or in exchange for the number of outstanding Common Stock which such Holder would have been entitled to receive had such Holder exercised this Warrant immediately prior to the consummation of such recapitalizations, reclassifications, reorganizations, consolidations, mergers or sales. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to give effect to the adjustments provided for in this Section 4 including, without limitation, adjustments to the Exercise Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 4.2 shall similarly apply to successive recapitalizations, reclassifications, reorganizations, consolidations, mergers or sales.

4.3 Notice of Adjustment. Whenever the number of Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall give notice thereof to the Holder, which notice shall state the number of Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

5. Miscellaneous Provisions.

5.1 Notices. Any notice or other document required or permitted to be given or delivered to the Holder shall be delivered or forwarded to the Holder at the address for Holder provide on the first page of this Warrant or to such other address or number as shall have been furnished to the Company in writing by the Holder. Any notice or other document required or permitted to be given or delivered to the Company shall be delivered or forwarded to the Company at Suite 306, 1140 Homer Street, Vancouver, British Columbia Attention: Paul Saxton, or to such other address or number as shall have been furnished to Holder in writing by the Company. All notices, requests and approvals required by this Warrant shall be in writing and shall be conclusively deemed to be given (a) when hand-delivered to the other party, (b) when received if sent by facsimile at the address and number set forth above; provided that notices given by facsimile shall not be effective, unless either (i) a duplicate copy of such facsimile notice is promptly given by depositing the same in the mail, postage prepaid and addressed to the party as set forth below or (ii) the receiving party delivers a written confirmation of receipt for such notice by any other method permitted under this paragraph; and further provided that any notice given by facsimile received after 5:00 p.m. (recipient’s time) or on a non-business day shall be deemed received on the next business day; (c) five (5) business days after deposit in the United States mail, certified, return receipt requested, postage prepaid, and addressed to the party as set forth below; or (d) the next business day after deposit with an international overnight delivery service, postage prepaid, addressed to the party as set forth below with next business day delivery guaranteed; provided that the sending party receives confirmation of delivery from the delivery service provider.

5.2 Limitation of Liability. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Exercise Price hereunder or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

5.3 No Rights as Stockholder. This Warrant shall not entitle the Holder to any of the rights of a stockholder of the Company except upon exercise in accordance with the terms hereof.

5.4 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Nevada as applied to agreements among Nevada residents made and to be performed entirely within the State of Nevada, without giving effect to the conflict of law principles thereof.

5.5 Waiver, Amendments and Headings. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by both parties (either generally or in a particular instance and either retroactively or prospectively). The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer effective as of the ______day of ______________, 200__.

LINCOLN GOLD CORPORATION

Signature of Authorized Signatory:

Name of Authorized Signatory:

Position of Authorized Signatory:

SCHEDULE A

NOTICE OF EXERCISE

(TO BE COMPLETED ONLY IF A REGISTRATION
STATEMENT IS NOT EFFECTIVE)

TO: LINCOLN GOLD CORPORATION

The undersigned hereby irrevocably exercises the right to purchase the number of shares of common stock of Lincoln Gold Corporation (the "Company") set forth below (the "Shares") pursuant to the Series B Warrant to Purchase Common Stock issued by the Company delivered concurrently with this Notice of Exercise. In accordance with the provisions of the Warrant, the undersigned hereby tenders the following concurrently with the delivery of this Notice of Exercise (i) payment of the Exercise Price payable by the undersigned for the Shares (the “Purchase Price”) in effect for each of the Shares being purchased, and (ii) the original Warrant. The undersigned hereby directs that the Shares be issued in the name of the undersigned and delivered to the address of the undersigned as indicated below:

Number of Shares Purchased:	Shares

Exercise Price:	$ 1.35 per Share

Aggregate Purchase Price:	$

Date of Execution:

Signature of Purchaser or Authorized

Signatory of Purchaser (if the Purchaser is
not an individual):

Name of Authorized Signatory of
Purchaser(if the Purchaser is not an
individual):

Title of Authorized Signatory of
Purchaser(if the Purchaser is not an
individual):

Name of Purchaser:

Address of Purchaser:

SCHEDULE B

TRANSFER FORM

TO: LINCOLN GOLD CORPORATION
       (the “Company”)

FOR VALUE RECEIVED, subject to receipt of prior written approval of the Company, the undersigned transferor (the “Transferor”) hereby sells, assigns and transfers unto the undersigned transferee (the “Transferee”) the number of Series B Warrants of the Company registered in the name of the Transferor as set forth below (the “Warrants”) and represented by the certificate attached hereto. The Transferee irrevocably appoints the Company as the attorney of the undersigned to transfer the said securities on the register of transfers for the said Warrants, with full power of substitution.

Number of Warrants Transferred:	Warrants

Warrant Certificate Number:

Name of Transferor:

Name of Transferee:

Address of Transferee:

Date of Execution:

Signature of Transferor or Authorized
Signatory of Transferor (if the Transferor is
not an individual):

Name of Authorized Signatory of
Transferor (if the Transferor is not an
individual):

Title of Authorized Signatory of
Transferor (if the Transferor is not an
individual):

Name of Transferor:

Address of Transferor:

SCHEDULE C

NOTICE OF EXERCISE

(TO BE COMPLETED BY A U.S. INVESTOR ONLY IF A REGISTRATION
STATEMENT IS NOT EFFECTIVE)

TO: LINCOLN GOLD CORPORATION

The undersigned hereby exercises the right to purchase the number of shares of common stock of Lincoln Gold Corporation (the "Company") set forth below (the "Shares") pursuant to the Series B Warrant to Purchase Common Stock issued by the Company delivered concurrently with this Notice of Exercise. In accordance with the provisions of the Warrant, the undersigned hereby tenders the following concurrently with the delivery of this Notice of Exercise (i) payment of the Exercise Price payable by the undersigned for the Shares (the “Purchase Price”) in effect for each of the Shares being purchased, and (ii) the original Warrant.

Number of Shares Purchased:	Shares

Exercise Price:	$ 1.35 per Share

Aggregate Purchase Price:	$

The undersigned represents and warrants to the Company that:

1.

It has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and it is able to bear the economic risk of loss of its entire investment.

2.

The Company has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and it has had access to such information concerning the Company as it has considered necessary or appropriate in connection with its investment decision to acquire the Shares.

3.

It is acquiring the Shares for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Shares in violation of the United States securities laws.

4.

It understands the Shares have not been registered under the United States Securities Act of 1933, as amended (the "1933 Act") or the securities laws of any state of the United States and that the sale contemplated hereby is being made in reliance on an exemption from such registration requirements.

5.	The undersigned is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act.

7.

It has not exercised the Warrants as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or other form of telecommunications, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

8.

It understands that the Shares are "restricted securities" under applicable federal securities laws and that the 1933 Act and the rules of the SEC provide in substance that the undersigned may dispose of the Shares only pursuant to an effective registration statement under the 1933 Act or an exemption therefrom.

9.

The certificates representing the Shares (and any certificates issued in exchange or substitution for the Securities) will bear the following legend in accordance with Regulation D in order to denote the Shares as “Restricted Securities”:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.”

Date of Execution:

Signature of Purchaser or Authorized Signatory
of Purchaser (if the Purchaser is not an
individual):

Name of Authorized Signatory of
Purchaser(if the Purchaser is not an individual):

Title of Authorized Signatory of
Purchaser(if the Purchaser is not an individual):

Name of Purchaser:

Address of Purchaser:

SCHEDULE D

FORM OF NOTICE OF EXERCISE
(TO BE COMPLETED BY A NON- U.S. INVESTOR ONLY IF A REGISTRATION
STATEMENT IS NOT EFFECTIVE)

TO: LINCOLN GOLD CORPORATION

The undersigned hereby exercises the right to purchase the number of shares of common stock of Lincoln Gold Corporation (the "Company") set forth below (the "Shares") pursuant to the Series B Warrant to Purchase Common Stock issued by the Company and delivered concurrently with this Notice of Exercise. In accordance with the provisions of the Warrant, the undersigned hereby tenders the following concurrently with the delivery of this Notice of Exercise (i) payment of the Exercise Price payable by the undersigned for the Shares (the “Purchase Price”) in effect for each of the Shares being purchased, and (ii) the original Warrant.

Number of Shares Purchased:	Shares

Exercise Price:	$ 1.35 per Share

Aggregate Purchase Price:	$

The undersigned represents and warrants to and agrees with the Company that:

1.

It has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and it is able to bear the economic risk of loss of its entire investment.

2.

The Company has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and it has had access to such information concerning the Company as it has considered necessary or appropriate in connection with its investment decision to acquire the Shares.

3.

It is acquiring the Shares for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Shares in violation of the United States securities laws.

4.

It understands the Shares have not been and will not be registered under the United States Securities Act of 1933, as amended (the "1933 Act") or the securities laws of any state of the United States and that the sale contemplated hereby is being made in reliance on a safe-harbour from such registration requirements.

5.	The undersigned is not a “U.S. Person” as defined by Regulation S of the Securities Act and is not acquiring the Shares for the account or benefit of a U.S. Person.

A “U.S. Person” is defined by Regulation S of the Act to be any person who is:

	(a)	any natural person resident in the United States;

	(b)	any partnership or corporation organized or incorporated under the laws of the United States;

	(c)	any estate of which any executor or administrator is a U.S. person;

	(d)	any trust of which any trustee is a U.S. person;

	(e)	any agency or branch of a foreign entity located in the United States;

	(f)	any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporate, or (if an individual) resident in the United States; and

	(g)	any partnership or corporation if:

(i) organized or incorporated under the laws of any foreign jurisdiction; and

(ii)

 formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited Subscribers [as defined in Section 230.501(a) of the Act] who are not natural persons, estates or trusts.

6.	The undersigned was not in the United States at the time the offer to purchase the Shares was received and the Subscriber was not in the United States at the time these Warrants were exercised.

7.

The undersigned acknowledges that the Shares are “restricted securities” within the meaning of the Securities Act and will be issued to the Subscriber in accordance with Regulation S of the Securities Act without registration under the Securities Act.

8.

The undersigned agrees to resell the Shares only in accordance with the provisions of Regulation S of the Securities Act, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration pursuant to the Securities Act.

9.	The undersigned agrees not to engage in hedging transactions with regard to the Shares unless in compliance with the Securities Act.

10.	The Subscriber acknowledges and agrees that all certificates representing the Shares will be endorsed with the following legend in accordance with Regulation S of the Securities Act:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT”.

11.

The Subscriber and the Company agree that the Company will refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S of the Securities Act, pursuant to registration under the Securities Act, pursuant to an available exemption from registration, or pursuant to this Agreement.

Date of Execution:

Signature of Purchaser or Authorized Signatory
of Purchaser (if the Purchaser is not an
individual):

Name of Authorized Signatory of
Purchaser(if the Purchaser is not an individual):

Title of Authorized Signatory of
Purchaser(if the Purchaser is not an individual):

Name of Purchaser:

Address of Purchaser: